UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2005

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East , Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2005, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of UnitedHealth Group Incorporated (the "Company") designated certain participants, including executive officers of the Company, eligible to receive long term performance awards for the 2005-2007 performance period under the Company’s ongoing Executive Incentive Plan. Pursuant to the terms of the Executive Incentive Plan, the Committee also approved target performance awards, maximum performance awards and objective performance goals for the 2005-2007 performance period based on achievement of certain earnings per share amounts. These awards are subject to adjustment based on additional financial and non-financial objectives, such as growth in revenues and operating income, operating cash flows, operating margin, return on equity, quality, integrity and compliance, and timely progress on strategic initiatives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

February 7, 2005	By:	David J. Lubben

Name: David J. Lubben
Title: Secretary & General Counsel